UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENTREPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2007

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31993 (Commission File Number)	25-1655321 (IRS Employer Identification Number)

20810 Fernbush Lane Houston, Texas 77073 (Address of principal executive offices)

(281) 821-9091 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 10, 2007, Maarten D. Hemsley, who has been the Chief Financial Officer of Sterling Construction Company, Inc. (the "Company") for almost twenty years, resigned as Chief Financial Officer, reflecting the culmination of a long-term goal agreed by Mr. Hemsley and the Company's Board of Directors to transition to a full-time, Houston-based chief financial officer.  Mr. Hemsley remains a director of the Company and will remain an employee through October 31, 2007 to assist in the transition.

On August 7, 2007, the Board of Directors of the Company elected James H. Allen, Jr. a Senior Vice President and, effective with Mr. Hemsley's resignation on August 10, 2007, Chief Financial Officer and Chief Accounting Officer of the Company.

From August 1966 to December 1996, Mr. Allen was at Arthur Andersen & Co. including 19 years as a partner.  In January 1997 he retired, but came out of retirement from August 1999 to May 2002, to act as a business consultant to investor groups, startups and small companies and again from May 2002 to November 2005, to take the position of Vice President and Chief Financial Officer of Continental Carbon Company, a privately-held manufacturer of carbon black used primarily in the tire industry.  None of the companies of which Mr. Allen was an employee has any affiliation with the Company.  Mr. Allen is 66 years old and is a Certified Public Accountant.

On August 7, 2007, the Compensation Committee of the Board of Directors of the Company approved a compensation package for Mr. Allen (contingent on his election by the Board of Directors of the Company as a Senior Vice President and, effective August 10, 2007, Chief Financial and Chief Accounting Officer as described above) that consists of $250,000 plus bonus to be subject to the achievement of personal goals and Company financial goals yet to be determined, and a five-year stock option to acquire 13,707 shares of the Company's common stock that vests in three substantially equal annual installments on the first three anniversaries of August 7, 2007 and is exercisable at a price per share equal to the closing price per share of the Company's common stock on August 7, 2007 on the NASDAQ Global Select Market ($18.99).  Mr. Allen will also be reimbursed $1,000 a month for the cost to him of his existing health insurance plan that he maintains on his own behalf.  Mr. Allen's compensation will be included in a formal, written employment agreement not yet finalized that will be disclosed in a subsequent report filed under the Securities Exchange Act of 1934.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

99.1	Press release dated August 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Construction Company, Inc.

By:
Patrick T. Manning
President & Chief Executive Officer

Dated: August 10, 2007